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                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective (the "Effective Date") as of the closing date of the proposed initial public offering of Global Traffic Network, Inc., a Delaware corporation located at 7521 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada 89128 (the "Company"), by and between the Company and Dale C. Arfman, with a mailing address of 16480 Reddington Drive, Reddington Beach, Florida 33708 (the "Employee").


                                   BACKGROUND

     A. The Company desires to employ Employee as the Company's Treasurer and Secretary in accordance with the terms and conditions of this Agreement, and wishes to obtain reasonable protection against unfair competition from Employee following termination of employment and to protect itself against unfair competition and the use of its confidential business and technical information.

     B. Employee wishes to provide services to the Company in exchange for compensation and is willing to grant the Company the benefits of the various covenants contained herein.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing facts, the mutual covenants set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment. The Company hereby employs Employee as the Company's Treasurer and Secretary, and Employee hereby accepts such employment and agrees to serve the Company to the best of his ability, promoting the Company's interests and business and devoting substantially all of his business time, energy and skill to such employment.

     2. Duties and Powers. While Employee is employed hereunder, and excluding any periods of vacation, sick, disability or other leave to which Employee may be entitled, Employee agrees to devote substantially all of Employee's attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Employee pursuant hereto and under the Company's bylaws as amended from time to time, to use Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities as set forth in EXHIBIT A attached hereto. Employee shall perform such duties under the direction of, and shall report to, the Company's Chief Executive Officer, President or Board of Directors (the "Board") or a committee thereof. Employee shall comply with the Company's policies and procedures; provided, however, that to the extent such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

     3. Term. The Employee's appointment and position hereunder shall be effective as of the Effective Date. This Agreement shall continue for three (3) years after the Effective Date or until earlier terminated as provided pursuant to Section 8.

     4. Salary. As described above, the Company shall pay to Employee an annual salary of Fourteen Thousand Five Hundred Eighty-Three and 33/100 Dollars ($14,583.33) per month, the


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equivalent of One Hundred Seventy-Five Thousand Dollars ($175,000) per year, according to the Company's normal payroll business practice, commencing on the Effective Date. On or prior to each anniversary date of this Agreement, the Board will review and evaluate the performance of Employee, and may increase Employee's salary hereunder.

     5. Discretionary Annual Bonus. The Board may in its discretion determine to grant cash bonus compensation to Employee or a bonus in the form of stock awards or grants of options to purchase capital stock of the Company.

     6. Other Benefits. Employee shall be entitled to participate in or receive benefits under any employee-benefit plan made available by the Company in the future to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, specifically Employee is entitled to receive medical, dental and life insurance consistent with plan benefits enjoyed by members of the Company management. Nonetheless, in its sole discretion the Company may amend or terminate any such employee-benefit plan providing benefits generally to its employees. Employee shall be entitled to an aggregate of two weeks of paid vacation in each calendar year.

     7. Reimbursement of Business Expenses. Upon presentation of appropriate receipts and/or vouchers, the Company shall reimburse Employee for the reasonable and necessary expenses he incurs in connection with the performance of his duties, in accordance with any and all Company's policies and procedures governing such expenses.

     8. Termination. Notwithstanding the term set forth in Section 3 hereof, this Agreement may be earlier terminated as set forth below:

          (a) by the Company without Cause (as defined below) upon 30 days written notice to Employee;

          (b) by the Company, immediately upon written notice to Employee for the following events, each of which would constitute "Cause": (i) Employee is convicted of a felony; (ii) Employee has materially breached this Agreement; (iii) Employee's material violation of a Company policy that has a materially adverse effect on the Company; (iv) Employee's failure to perform his duties as the Company's Treasurer and Secretary as required by this Agreement, which failure has not been cured by Employee after ten days written notice thereof to Employee by the Company; or (v) Employee's habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance;

          (c) by Employee, upon 30 days written notice to the Company, in the event of a material breach of this Agreement by the Company;

          (d) by Employee voluntarily upon at least 30 days written notice to the Company, specifying an effective date for such termination; and

          (e) upon the death or disability of Employee. For the purposes of this Agreement, Employee's "disability" shall occur if Employee shall become incapacitated by accident or illness and, in the sole determination of the Board, shall be unable to perform the duties of the positions he then occupies with reasonable accommodation for a period of time of not less than 90 consecutive days, and the Company provides 30 days written notice to the Employee at any time after such period of disability.


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                  In the event of any termination occurring by virtue of
         paragraphs (a) through (e) above, Employee shall be entitled to compensation and benefits, if any, accrued through the effective date of termination. Furthermore, if Employee's employment is terminated pursuant to paragraphs (a) or (c) above, he shall continue to receive the salary payments specified in Section 4 for the 18-month period immediately following the effectiveness of any such termination (the "Severance Payments").

     9. Confidential Information.


               (a) Employee will hold all Confidential Information (as defined below) in the strictest confidence and never use, disclose or publish any Confidential Information without the prior express written permission of the Company and its Board. Employee agrees to maintain control over any Confidential Information obtained, and restrict access thereto to the Company's employees, agents or other associated parties who have a need to use such Confidential Information for its intended purpose. Employee agrees to advise and inform any party to whom he has provided access to the Confidential Information of its confidential nature, and further agrees to ensure that such parties be bound by the terms and obligations of this Agreement that relate to confidentiality.

               (b) Upon the Company's request, all records and any compositions, articles, devices and other items which disclose or embody Confidential Information, including all copies or specimens thereof in Employee's possession, whether prepared or made by Employee or others, will be delivered to the Company.

               (c) All documents and tangible items provided to Employee by the Company or created by Employee for use in connection with his employment by the Company are the sole and exclusive property of the Company and shall be promptly returned to the Company upon termination of employment with the Company, together with all copies, recordings, notes or reproductions of any kind made from or about the documents and tangible items or the information they contain.

               (d) For purposes of this Agreement and subject to the following paragraph, the term "Confidential Information" shall mean all information developed by Employee as a result of his work with, for, on behalf of or in conjunction with the Company and any information relating to the Company's processes and products, including information relating to research, development, manufacturing, know-how, formulae, product ideas, inventions, trade secrets, patents, patent applications, systems, products, programs and techniques and any secret, proprietary or confidential information, knowledge or data of the Company. All information disclosed to Employee or to which Employee obtains access, whether originated by Employee or by others, which is treated by the Company as "Confidential Information," or which Employee has a reasonable basis to believe is "Confidential Information," will be presumed to be "Confidential Information."

                  Notwithstanding the foregoing definition, the term "Confidential Information" will not apply to information which (i) Employee can establish by documentation was known to Employee prior to its receipt by Employee from the Company, (ii) is lawfully disclosed to Employee by a third party not deriving such information from the Company, or (iii) is presently in the public domain or becomes a part of the public domain through no fault of Employee.

               (e) The Company shall in turn keep all personal nonpublic information about Employee that the Company may now have or hereafter acquire in strict confidence and shall not



                                       3

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          disclose any such personal nonpublic information except as required by law or ordered by a court of competent jurisdiction, or with the consent, express or implied, of Employee himself.

     10. Restrictive Covenants. Employee agrees that during the period Employee is employed by the Company (commencing on the Effective Date) and continuing for a period one year following the termination of this Agreement for any reason or no reason, Employee will not, without the prior express written consent of the Company, directly or indirectly, engage in any of the following actions:

          (a) render services, advice or assistance to any corporation, person, organization or other entity which engages in the provision of traffic and/or news information to radio and television stations anywhere outside of the United States, or engage in any such activities in any capacity whatsoever, including without limitation as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member or shareholder of any provider of traffic and/or news information; provided, however, that Employee may be a shareholder of a corporation other than the Company, required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934 where his total holdings are less than one percent of the issuing corporation's issued and outstanding publicly traded securities; or

          (b) induce, solicit, endeavor to entice or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or other business relation and the Company; or

          (c) induce, solicit or endeavor to entice or attempt to induce any employee of the Company to leave the employ of the Company, or to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person or entity, or to in any way interfere adversely with the relationship between any such employee and the Company.

     11. Conflicts of Interest. Employee agrees that he will not, directly or indirectly, transact business with the Company for his own benefit, or as agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if approved by a majority of the disinterested directors serving on the Board after full disclosure.

     12. Further Assurances. Each party shall, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purpose and intent of this Agreement.

     13. Arbitration.


          (a) The parties will, to the greatest extent possible, endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the "Arbitration Tribunal") which will be jointly appointed by the parties. The Arbitration Tribunal shall self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association ("AAA"); provided, however, the AAA shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least five years of corporate or commercial law experience and have at least an AV



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     rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, either party may request the AAA to appoint an arbitrator which appointment will be final.

          (b) The arbitration will be held in that particular State and municipal location in which the Company's headquarters, at the time of any such arbitration's institution, is located. Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section 13 will not be a basis for challenging the award. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal. The Arbitration Tribunal shall award attorneys' fees and other related costs payable by the losing party to the successful party as it deems equitable. This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, claims for injunctive relief, may be brought in a state or federal court in the state court in Las Vegas, Nevada.

     14. General Provisions. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada without regard to its conflicts-of-law provisions. The venue for any action hereunder shall be in Las Vegas, Nevada. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard to the matters contained in this Agreement other than those referenced in this paragraph. This Agreement supersedes all prior agreements relating to the matters contained herein. This Agreement is and shall be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the parties hereto; provided, however, that Employee may not assign this Agreement because the services to be rendered hereunder are unique and personal in nature. This Agreement may be amended only in writing, signed by both parties. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. Any notice to be given under this Agreement by either Employee or the Company shall be in writing and shall be effective upon personal delivery or delivery by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the party at the address set forth at the beginning of this Agreement, but each party may change its or his address by written notice in accordance with this paragraph. Notice delivered personally shall be deemed given as of actual receipt and mailed notices shall be deemed given as of three business days after mailing. The parties hereby mutually represent and warrant that they are authorized to execute and deliver this Agreement, that this Agreement will be valid and enforceable against each party upon their execution and delivery of the same, and that there are no restrictive agreements binding them which may affect their ability to perform their respective obligations hereunder. If any party is made or shall become a party to any litigation (including arbitration) commenced by or against the other party involving the enforcement of any of the rights or remedies of such party, or arising on account of a default of the other party in its performance of any of the other party's obligations hereunder, then the parties


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shall bear their own expenses and attorneys' fees. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Signatures delivered by facsimile and other means of electronic communication shall be valid and binding to the same extent as original signatures.




                             Signature Page Follows



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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on this 18th day of November, 2005.



                                          COMPANY:

                                          GLOBAL TRAFFIC NETWORK, INC.
                                          a Delaware corporation



                                          By:      /s/ William L. Yde III
                                             -----------------------------------
                                             William L. Yde III, Chief Executive
                                             Officer


                                          EMPLOYEE:



                                          /s/ Dale C. Arfman
                                          --------------------------------------
                                          Dale C. Arfman






                     Signature Page -- Employment Agreement



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                                    EXHIBIT A

Duties of Employee:










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